UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/02/2006

ROCKWELL COLLINS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-16445

DE	522314475
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

400 Collins Road NE, Cedar Rapids, IA 52498
(Address of principal executive offices, including zip code)

319-295-1000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

Effective October 2, 2006, the Board of Directors of Rockwell Collins, Inc. (the "Company") approved entering into a three-year change of control agreement with Robert K. (Kelly) Ortberg, substantially in the form of the three-year agreement filed as Exhibit 10-n-1 to the Company's Form 8-K dated June 29, 2005. Mr. Ortberg is a newly promoted executive of the Company.

The agreement provides for the continuing employment of the executive for three years after the change of control on terms and conditions no less favorable than those in effect before the change of control. After a change of control, if the executive's employment is terminated by us or our successor without "cause" or if the executive terminates his or her own employment for "good reason" within that three year period, the executive is entitled to severance benefits equal to a multiple of his or her annual compensation, including bonus, and continuation of other retirement, health and welfare benefits for a number of years equal to the multiple. The multiple is three for Mr. Ortberg. In addition, if the executive terminates his or her own employment for any reason during the 30-day window period beginning one year after the change of control, the executive is entitled to fifty percent of these severance benefits. The executive is also entitled to outplacement services. The executive is entitled to an additional payment, if necessary, to make him or her whole as a result of any excise tax imposed by the Internal Revenue Code on these change of control payments, unless the safe harbor amount which the excise tax is imposed is not exceeded by more than 10%, in which event the payments will be reduced to avoid the excise tax.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c)        Appointment of Principal Officers

Effective October 2, 2006, the Company's Board of Directors elected the following three individuals to the executive officer positions noted below:

        Robert K. (Kelly) Ortberg was appointed Executive Vice President and Chief Operating Officer, Commercial Systems. Mr. Ortberg, age 46, previously served as the Company's Vice President and General Manager, Air Transport Systems from October 2002 to October 2006; and Vice President and General Manager, Communications Systems prior thereto.

        Kent L. Statler was appointed Executive Vice President, Rockwell Collins Services. Mr. Statler, age 41, previously served as Senior Vice President and General Manager of Rockwell Collins Services from October 2005 to October 2006; Senior Vice President of Operations from January 2003 to October 2005; Vice President of Manufacturing Operations from January 2002 to January 2003; Vice President Lean Electronics prior thereto.

        Robert M. Chiusano was appointed Executive Vice President and Special Assistant to the Chief Executive Officer. Mr. Chiusano, age 56, previously served as Executive Vice President and Chief Operating Officer, Commercial Systems from May 2002 to October 2006; and Executive Vice President and Chief Operating Officer, Government Systems prior thereto.

Item 9.01.    Financial Statements and Exhibits

(c)        Exhibits

10.n.2 Schedule identifying executives of the Company who are party to a Change of Control Agreement (Three-Year Agreement).

99.1    Press release of Registrant dated October 2, 2006.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL COLLINS, INC.

Date: October 03, 2006	By:	/s/ Gary R. Chadick
Gary R. Chadick
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
EX-10.n.2	Schedule identifying executives of the Company who are a party to a Change of Control Agreement (Three-Year Agreement).
EX-99.1	Press release of Registrant dated October 2, 2006.